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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of report (Date of earliest event reported): September 13, 1999



                            ALLEGIANCE TELECOM, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                    Delaware
                            (State of Incorporation)


        0-24509                                           75-2721491
(Commission File Number)                       (IRS Employer Identification No.)



                              1950 Stemmons Freeway
                                   Suite 3026
                               Dallas, Texas 75207
                                 (214) 261-7100
               (Address of Principal Executive Offices) (Zip Code)
              (Registrant's Telephone Number, Including Area Code)


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ITEM 5. OTHER EVENTS.

         The terms of the transaction summarized below are more specifically set forth in the Common Stock Purchase and Option Agreement, Counterpart Agreement, Investors Agreement and Amended and Restated Registration Agreement, which are attached as exhibits to this Current Report on Form 8-K.

         Purchase Agreement. On September 13, 1999, Vulcan Ventures Incorporated purchased an aggregate of 1.5 million shares of Allegiance Telecom common stock from Madison Dearborn Capital Partners II, L.P., Frontenac VII Limited Partnership, Frontenac Masters VII Limited Partnership, Battery Ventures IV, L.P., Battery Investment Partners IV, LLC, Reed E. Hundt (a director of Allegiance Telecom) and Gregory E. Lawler. The aggregate purchase price for such shares was $75 million. Immediately following the closing of this purchase, Vulcan Ventures owned approximately 2.3% of the outstanding common stock of Allegiance Telecom.

         The Common Stock Purchase and Option Agreement also grants Vulcan Ventures an option to purchase up to an additional 5 million shares, at $56 per share, on or before November 1, 1999, from existing private equity investors and certain other investors. If Vulcan Ventures exercises the option in full, based on the current number of shares outstanding, Vulcan will own 10% of the outstanding common stock of Allegiance Telecom. Allegiance Telecom will not receive any cash from either the 1.5 million share transaction or the option transaction.

         Investors Agreement. Allegiance Telecom has agreed to use its best efforts to cause (a) one designee nominated by Vulcan Ventures to be appointed to the board of Allegiance Telecom (the "Board"), for so long as Vulcan Ventures continues to hold at least 1.2 million shares (as adjusted for stock dividends, stock splits and other recapitalizations) of Allegiance Telecom common stock, and (b) two designees nominated by Vulcan Ventures to be appointed to the Board, if Vulcan Ventures acquires at least 2.5 million shares under the option, and so long as Vulcan continues to hold at least 4 million shares (in each case as adjusted for stock dividends, stock splits and other recapitalizations) of such stock. This right to designate a director is not assignable by Vulcan Ventures.

         Vulcan Ventures has agreed with Allegiance Telecom not to offer, sell, transfer or otherwise dispose of any of the Investor Shares (as such term is defined in the Investors Agreement) prior to September 13, 2000 without the prior written consent of the Board; provided that Vulcan Ventures may pledge such shares and transfer such shares to and among its affiliates and provided that such restriction on transfers shall terminate upon and with respect to the consummation of a "Sale of the Company" (as such term is defined in the Investors Agreement).

         During the "Standstill Period," Vulcan Ventures has agreed that it and its affiliates and associates will not, directly or indirectly, among other things: (i) acquire any of the voting securities (or securities convertible or exchangeable into or exercisable for any voting securities) of Allegiance Telecom or any of its subsidiaries or other affiliates, (ii) acquire any assets of Allegiance Telecom or any of its subsidiaries or other affiliates, or (iii) participate in any tender offer, exchange offer, merger, business combination or other extraordinary transaction involving Allegiance Telecom or any of its subsidiaries or other affiliates; provided that with respect to the foregoing clauses (i) through (iii), Vulcan Ventures may take any of such actions within 60 days after another person that is not an affiliate or associate of Vulcan Ventures has made a publicly announced proposal to take any such action that would result in a "Sale of the Company" (as


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such term is defined in the Investors Agreement), so long as Vulcan's actions are not in concert with such other person. Notwithstanding the foregoing, Vulcan Ventures and its affiliates and associates may acquire ownership of Allegiance Telecom's securities such that Vulcan Ventures and its affiliates and associates would own, directly or indirectly, not more than 20% of Allegiance Telecom's then outstanding voting securities. In addition, during the Standstill Period, Vulcan Ventures has agreed that it and its affiliates and associates will not, directly or indirectly, among other things: (i) become a member of a group with respect to the common stock or other equity securities or assets of Allegiance Telecom; (ii) call or seek to call any special meeting of or initiate a stockholder vote or action by written consent of the Company's stockholders;
(iii) participate in any "solicitation" of "proxies" to vote, or seek to influence any person or entity with respect to Allegiance Telecom in opposition to any matter which has been recommended by the Board or in favor of any matter which has not been approved by the Board; or (iv) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing. "Standstill Period" means the period beginning on September 13, 1999 and ending upon the first to occur of (i) the closing of a "Sale of the Company" (as such term is defined in the Investors Agreement) or
(ii) the date after September 13, 2002 on which Vulcan has not for 180 days had a representative serving on the Board (and has waived or otherwise lost its rights hereunder to have such a representative).

         Amended and Restated Registration Agreement.

         At any time after September 13, 2000, Vulcan Ventures is entitled to demand one long-form registration, such as registration on Form S-1, and two short-form registrations, such as registration on Form S-3, with respect to the shares purchased by Vulcan under the Common Stock Purchase and Option Agreement. In addition, Vulcan Ventures may "piggyback" on primary or secondary registered public offerings of Allegiance's securities. Allegiance has agreed to pay the registration expenses in connection with these demand and "piggyback" registrations.

         Vulcan Ventures has agreed not to effect a public sale or distribution of any equity securities of Allegiance (including any securities convertible into, or exercisable or exchangeable for such securities) during the seven days prior to and the 90 day period following the effective date of any other underwritten demand registration or underwritten piggyback registration, unless the managing underwriters otherwise agree.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a) - (b)         None.

(c) The exhibits filed in response to Item 601 of Regulation S-K are listed in the Exhibit Index starting on page E-1 of this report.


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                                   SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, Allegiance Telecom, Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on September 22, 1999.


                                      ALLEGIANCE TELECOM, INC.

                                      By  /s/ MARK B. TRESNOWSKI
                                      ------------------------------------------
                                      Mark B. Tresnowski
                                      Senior Vice President, General Counsel and
                                      Secretary


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                                  EXHIBIT INDEX


   EXHIBIT
     NO.                                DESCRIPTION
   -------                              -----------
     99.1        Common Stock Purchase and Option Agreement, dated August 3,
                 1999, among Madison Dearborn Capital Partners II, L.P.,
                 Frontenac VII Limited Partnership, Frontenac Masters VII
                 Limited Partnership, Battery Ventures IV, L.P., Battery
                 Investment Partners IV, LLC, Allegiance Telecom, Inc. and
                 Vulcan Ventures Incorporated

     99.2        Counterpart Agreement, dated September 13, 1999, among Madison
                 Dearborn Capital Partners II, L.P., Frontenac VII Limited
                 Partnership, Frontenac Masters VII Limited Partnership,
                 Battery Ventures IV, L.P., Battery Investment Partners IV,
                 LLC, Reed E. Hundt and Gregory E. Lawler

     99.3        Investors Agreement, dated September 13, 1999, between
                 Allegiance Telecom, Inc. and Vulcan Ventures Incorporated

     99.4        Amended and Restated Registration Agreement, dated September
                 13, 1999, among Allegiance Telecom, Inc., Battery Ventures IV,
                 L.P., Battery Investment Partners IV, LLC, Frontenac VII
                 Limited Partnership, Frontenac Masters VII Limited Partnership,
                 Madison Dearborn Capital Partners II, L.P., Morgan Stanley
                 Capital Partners III, L.P., MSCP III 892 Investors, L.P.,
                 Morgan Stanley Capital Investors, L.P., Vulcan Ventures
                 Incorporated and certain other stockholders listed therein

                                      E-1